Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended             1/31/2006
     Distribution Date                2/15/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          Total        Allocated to    Allocated to Investor Interest
 1   Sources of funds                                                    Transferor   Total  Series 05-A  Series 05-B
                                                          -------------------------------------------------------------
     Principal Collections                                   1,762,503     797,579    964,923    482,335      482,588
     Finance Charge Collections                                108,761      49,217     59,544     29,764       29,780
     Interchange                                                18,628       8,430     10,199      5,098        5,101
                                                          -------------------------------------------------------------
     Total Funds Received                                    1,889,891     855,226  1,034,666    517,197      517,468


 2   Application of Principal Collections                    Total     Series 05-A   Series 05-B
     Investor Percentage of Principal Collections              964,923     482,335       482,588
     deduct:
     Utilised Retained Principal Collections
             allocable to Class C                                    0           0             0
             allocable to Class B                                    0           0             0
     Transferred to Series Collections Ledger                        0           0             0
     Shared Principal Collections                                    0           0             0

                                                          --------------------------------------
     Cash Available for Acquisition                            964,923     482,335       482,588


 3   Application of Finance Charge Collections               Total     Series 05-A    Series 05-B
     Investor Percentage of Finance Charge Collections          69,742      34,862       34,880
     deduct:
     Trustee payment amount                                      11.16           6            6
     Loan Note Issuer Costs                                         39          20           20
     Monthly Distribution Amounts                               23,521      11,724       11,797
     Servicing fee payable to RBS                                2,757       1,378        1,379
     Cash Management fee payable to RBS                              2        0.75         0.75
     Investor Default Amount                                    27,848      13,920       13,928
     Expenses loan principal and interest                        8,632       3,963        4,669

     Available Spread                                            6,932       3,851        3,081

     Note 1: Finance Charge Collections were allocated to the Investor Beneficiary from 15 December 2005 to 31 January 2006

     Note 2: the Investor Default Amount reflects charge-offs during the full calendar months of December 2005 and January 2006

     Note 3: the Expenses Loan was repaid in full on 15th February 2006


 4   Payments in respect of the Securities
     Series 05-A                                            Class A     Class B    Class C
                                                            USD 000s    USD 000s   USD 000s
     Balance at 15 December 2005                             2,175,000   175,000    150,000
     Principal repayments on 15 February 2006                       --        --         --
                                                          ----------------------------------
     Balance carried forward on 15 February 2006             2,175,000   175,000    150,000
                                                          ----------------------------------

     Interest due on 15 February 2006                           16,706     1,392      1,230
     Interest paid                                             (16,706)   (1,392)    (1,230)
                                                          ----------------------------------
     Interest unpaid                                                --        --         --


     Series 05-B                                            Class A-1    Class A-2   Class A-3  Class B-3  Class C-1  Class C-3
                                                             USD 000s     EUR 000s    GBP 000s   GBP 000s   USD 000s   GBP 000s
     Balance at 15 December 2005                               435,000     450,000     700,000    101,000     42,000     63,000
     Principal repayments on 15 February 2006                       --          --          --         --         --         --
                                                         ----------------------------------------------------------------------
     Balance carried forward on 15 February 2006               435,000     450,000     700,000    101,000     42,000     63,000
                                                         ----------------------------------------------------------------------

     Interest due on 15 February 2006                               --       1,948          --         --         --         --
     Interest paid                                                  --      (1,948)         --         --         --         --
                                                         ----------------------------------------------------------------------
     Interest unpaid                                                --          --          --         --         --         --


 5   Transaction Accounts and Ledgers
                                                               Total    Series 05-A  Series 05-B
     Reserve Account
     Required Reserve Amount                                        --        --         --
                                                         -----------------------------------------
     Balance at 15 December 2005                                    --        --         --
     Transfer in/out this period                                    --        --         --
     Interest earned                                                --        --         --
                                                         -----------------------------------------
     Balance carried forward on 15 February 2006                    --        --         --
                                                         -----------------------------------------

     Spread Account
     Required Spread Account Amount                                 --        --         --
                                                         -----------------------------------------
     Balance at 15 December 2005                                    --        --         --
     Transfer in/out this period                                    --        --         --
     Interest earned                                                --        --         --
                                                         -----------------------------------------
     Balance carried forward on 15 February 2006                    --        --         --
                                                         -----------------------------------------

     Principal Funding Account
     Balance at 15 December 2005                                    --        --         --
     Transfer in/out this period                                    --        --         --
     Interest earned                                                --        --         --
                                                         -----------------------------------------
     Balance carried forward on 15 February 2006                    --        --         --

 6   Subordination Percentages                                           Series 05-A                         Series 05-B
                                                                   Original         Current         Original            Current
                                                           (pound)000     %  (pound)000    %   (pound)000    %    (pound)000    %
     Class A Investor Interest                               1,257,225   87%  1,257,225   87%  1,257,568    87%    1,257,568   87%
     Class B Investor Interest                                 101,156    7%    101,156    7%    101,000     7%      101,000    7%
     Class C Investor Interest                                  86,705    6%     86,705    6%     87,277     6%       87,277    6%
                                                          -------------------------------------------------------------------------
     Total Investor Interest                                 1,445,087  100%  1,445,087  100%  1,445,845   100%    1,445,845  100%
                                                          -------------------------------------------------------------------------


 7   Assets of the Trust
                                                              (pound)000
                                                              ----------------
     Total receivables at 31-Jan-06                           (pound)5,272,903
                                                              ----------------

     Aggregate amount of receivables that, as at
     31 January 2006 were delinquent by:         30-59 days             66,508
                                                 60-89 days             48,840
                                                90-179 days            119,669
                                           180 or more days            163,865

 8   Material Changes

     New Issuance during period                           NONE

     Material modifications to pool asset terms           NONE

     Material modifications to origination policies       NONE

     Material breaches of pool asset representations,
     warranties or covenants                              NONE

 9   Trigger Information

     Series Pay Out Events                                NONE

     Trust Pay Out Events                                 NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                    NONE

     Changes in Securities                                NONE

     Submission of Matters to a Vote of Security Holders  NONE

     Other Information                                    NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of February, 2006

     -----------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business